                                 EXHIBIT 99.1

                           CAPITAL ASSOCIATES, INC.


FOR IMMEDIATE RELEASE

FROM:      CAPITAL ASSOCIATES, INC.
CONTACT:   SUSAN HUGHES, CORPORATE COMMUNICATIONS
TELEPHONE: (303) 980-1000


                           CAPITAL ASSOCIATES, INC.
                     ANNOUNCES THAT ITS COMMON STOCK WILL
                     BE TRADED ON THE OTC BULLETIN BOARD

        LAKEWOOD, COLORADO, WEDNESDAY, DECEMBER 1, 1999: Capital Associates, Inc., announced today that, as of the opening of business on Thursday, December 2, 1999, the Company's common stock will cease trading on the NASDAQ National Market, because of the decline in the number and the market value of the shares of common stock held by stockholders other than directors, executive officers and 10%-or-greater stockholders, and immediately start trading on the Over The Counter Bulletin Board ("OTCBB"). The Company expects to retain its current trading symbol "CAII" on the OTCBB.

        Capital Associates, Inc. ( CAII), is a commercial finance company engaged in the origination, financing and management of capital equipment for investment grade and other creditworthy businesses.

        THE STATEMENTS CONTAINED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACTS, MAY BE DEEMED TO CONTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO EVENTS, THE OCCURRENCE OF WHICH INVOLVE RISKS AND UNCERTAINTIES, AND ARE SUBJECT TO FACTORS THAT COULD CAUSE ACTUAL FUTURE RESULTS TO DIFFER BOTH ADVERSELY AND MATERIALLY FROM CURRENTLY ANTICIPATED RESULTS.